Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-144683 on Form S-3ASR, No. 333-91577 on Form S-4 and Nos. 333-43787, 333-89008, 333-95901, 333-105938, 333-114398, 333-118322, 333-120395, 333-126982, 333-130270, 333-138716, 333-147995, and 333-155304 on Form S-8 of (1) our report dated February 27, 2009 (except for Note 2q and Note 9 as to which the date is May 8, 2009)  relating to the financial statements of Iron Mountain Incorporated (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards Board (“FASB”) Interpretation 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109) and (2) our report dated February 27, 2009 relating to the effectiveness of Iron Mountain Incorporated’s internal control over financial reporting, appearing in this Current Report on Form 8-K dated May 8, 2009 of Iron Mountain Incorporated.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

May 8, 2009